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Exhibit 21.1

Subsidiaries of Triumph Group, Inc.

Triumph Brands, Inc.
Triumph Group Acquisition Corp.
Triumph Group Acquisition Holdings, Inc.
The Triumph Group Operations Holdings, Inc.
The Triumph Group Operations, Inc.
Aerospace Technologies, Inc.
Chem-Fab Corporation
CBA Acquisition LLC
Triumph Controls (Europe) SAS
MGP Holding SAS
Construction Brevetees d'Alfortville SAS
CBA Marine SAS
DV Industries, Inc.
EFS Aerospace, Inc.
Frisby Aerospace, LLC
Furst Aircraft, Inc.
HTD Aerospace, LLC
Kilroy Steel, Inc.
Kilroy Structural Steel Co.
Lee Aerospace, Inc.
Lamar Electro-Air Corp.
Nu-Tech Industries, Inc.
Nu-Tech Brands, Inc.
Triumph Engineered Solutions, Inc.
Triumph Components—San Diego, Inc.
Triumph Composite Systems, Inc.
Triumph Controls, Inc.
Triumph Airborne Structures, Inc.
Triumph Aerospace Systems Group, Inc.
Triumph Aftermarket Services Group, Inc.
Triumph Aftermarket Services International, LLC
Triumph Aftermarket Services (Europe) Ltd.
Triumph Aviations Inc.
Triumph Engineering Services, Inc.
Triumph Gear Systems, Inc.
Triumph Gear Systems—Macomb, Inc.
Triumph Metals Company
Triumph Structures—Los Angeles, Inc.
Triumph Thermal Systems, Inc.
Triumph Turbine Services, Inc.
Triumph Precision Castings Co.
Triumph/JDC Company

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Subsidiaries of Triumph Group, Inc.